Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 3

THIS SECURITIES PURCHASE AGREEMENT AMENDMENT NO. 3 (this “Amendment”) is made and entered into as of August 12, 2020, by and between Jay Pharma Inc., a Canada corporation (“Company”), and Alpha Capital Anstalt (“Purchaser”), and amends, in accordance with Section 5.5 of, that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of January 10, 2020, by and between Company and Purchaser, as amended by that certain Second Note Amendment Agreement, dated as of June 23, 2020 (“Amendment No. 1”), as amended by that certain Securities Purchase Agreement Amendment No. 2, dated as of July 2, 2020 (“Amendment No. 2” and, together with Amendment No. 1 and the Purchase Agreement, the “Agreement”). Capitalized terms used but not defined herein have their respective meanings set forth in the Agreement.

1. Amendments. In accordance with the terms and conditions of the Agreement, the Agreement shall be amended as follows, effective as of the date hereof:

a.	The defined term “Amalgamation Agreement” in Article I of the Agreement is hereby deleted and replaced in its entirety by the following:

““Tender Agreement” means the tender agreement between the Company and Ameri in the form attached hereto as Exhibit A.”

b.	The defined term “Exchange Agreement” shall be added to Article I of the Agreement and shall read as follows:

““Exchange Agreement” means that certain Securities Exchange Agreement, pursuant to which the Purchaser will exchange the Securities of the Company acquired pursuant to this Agreement for securities of Ameri, in form acceptable to Purchaser.”

c.	The defined term “Public Merger Transaction” in Article I of the Agreement is hereby deleted and replaced in its entirety by the following:

““Offer” means the conduct and closing of the contemplated acquisition of the Company’s outstanding equity by Ameri Holdings Inc., a Delaware corporation whose common stock is currently listed on the Nasdaq Capital Market (“Ameri”), in accordance with the terms of the Tender Agreement.”

d.	“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement and the Series A Warrants and any securities of Ameri issued upon the closing of the Offer in exchange for any securities issued or issuable to Purchaser pursuant to this Agreement and in connection with the Offer.

e.	All references to the defined terms “Public Merger Transaction” or “Merger” shall be revised to be references to the defined term “Offer”.

f.	All references to the defined term “Amalgamation Agreement” shall be revised to be references to the defined term “Tender Agreement”.

g.	Section 2.1 of the Agreement shall be deleted and replaced in its entirety by the following:

“2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase up to an aggregate of $3,000,00 of Shares and Series A Warrants. Each Purchaser shall deliver to the Escrow Agent, via wire transfer immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser within three Business Days of notice from the Placement Agent, and the Company shall deliver to each Purchaser its respective Shares and a Series A Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.”

h.	Section 2.2(a)(iv) of the Agreement shall be deleted and replaced in its entirety by the following:

“(iv) a copy of the irrevocable instructions to the transfer agent of Ameri instructing the transfer agent to deliver the number of Shares and other securities deliverable to Purchaser in the quantity, form and manner set forth in the Tender Agreement and the Exchange Agreement.”

i.	Section 2.3(b)(v) of the Agreement shall be deleted and replaced in its entirety by the following:

“(v) the Company and Ameri shall have delivered to the Purchaser a notice stating that the Offer is ready to close and the conditions to the closing of the Offer have been either satisfied or waived and the closing of the Offer is scheduled to occur immediately following the Closing; and”

j.	Section 4.10 of the Agreement shall be deleted and replaced in its entirety by the following:

“4.10 Consummation of the Offer. The Company shall use commercially reasonable efforts to complete the Offer with Ameri, and as a condition to closing of such Offer to cause Ameri to enter into the Exchange Agreement and acknowledge and assume all of the obligations and undertakings attributed to Ameri pursuant to this Agreement. In the event the Offer, does not close exactly as set forth in the Tender Agreement without any amendments, waivers, or other modifications, immediately following the Closing on the Closing Date, this Agreement shall be rescinded and the Purchase Price shall be returned to the Purchasers and the Securities to the Company.”

k.	Section 5.1 of the Agreement shall be deleted and replaced in its entirety by the following:

“5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 1, 2021; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, provisions, representations, warranties, covenants and conditions contained in the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement, the schedules thereto or any instruments or agreements referred to herein or therein. This Amendment is supplemental to the Agreement and does, and shall be deemed to, form a part of, and shall be construed in connection with and as a part of, the Agreement for any and all purposes.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile or pdf copies of original signatures shall be as effective as originals.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

COMPANY:

JAY PHARMA INC.

By:	/s/ Henoch Cohn
Authorized Signing Officer
Print Name: Henoch Cohn

PURCHASER:

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Authorized Signing Officer
Print Name: Nicola Feuerstein

Signature Page to Securities Purchase Agreement Amendment No. 3